CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2017, relating to the financial statements and financial highlights, which appear in the T. Rowe Price QM U.S. Small-Cap Growth Equity Fund (formerly known as T. Rowe Price Diversified Small-Cap Growth Fund), T. Rowe Price QM Global Equity Fund, T. Rowe Price QM U.S. Small & Mid-Cap Core Equity Fund, and T. Rowe Price QM U.S. Value Equity Fund (comprising T. Rowe Price Quantitative Management Funds, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2017